                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                     Scottish Annuity & Life Holdings, Ltd.
                        Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                              Cayman Islands, BWI

                                                                     May 1, 2000

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. to be held at the Hyatt Regency Grand Cayman, 51 Brittania Drive, West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies, on Wednesday, June 7, 2000, at 11:00 a.m. Cayman Islands time.

   The attached Notice of Annual Meeting and Proxy Statement describes fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, Shareholders will consider and vote upon the election of two members to the Board of Directors and the ratification of the appointment of Ernst & Young as our independent auditors for 2000.

   Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

   We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a Proxy.

                                          Sincerely,

                                          Michael C. French
                                          Chairman and Chief Executive Officer

                     Scottish Annuity & Life Holdings, Ltd.
                        Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                              Cayman Islands, BWI

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 7, 2000

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Scottish Annuity & Life Holdings, Ltd. (the "Company") will be held at the Hyatt Regency Grand Cayman, 51 Brittania Drive, West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies, on Wednesday, June 7, 2000, at 11:00 a.m. Cayman Islands time for the following purposes:

  1. To elect two members to the Company's Board of Directors (the "Board") for terms expiring in 2003.

  2. To ratify the appointment of Ernst & Young as the Company's independent auditors for 2000.

  3. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

   The close of business on April 7, 2000 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies.

   Shareholders are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          Bruce Crozier
                                          Secretary

Cayman Islands, BWI
May 1, 2000

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL QUESTIONS AND ANSWERS.............................................   1
PROPOSAL FOR ELECTION OF DIRECTORS........................................   4
BOARD MEETINGS AND COMMITTEES.............................................   5
PROPOSAL FOR APPOINTMENT OF INDEPENDENT AUDITORS..........................   6
PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP...........................   7
MANAGEMENT COMPENSATION...................................................   8
  Summary Compensation Table..............................................   8
  Options Granted During Fiscal Year 1999.................................   9
  Options Exercised During Fiscal Year 1999 and Fiscal Year-End Option
   Values.................................................................   9
  Compensation of Directors...............................................   9
  Employment and Change of Control Agreements.............................  10
  Compensation Committee Interlocks and Insider Participation.............  12
REPORT ON EXECUTIVE COMPENSATION..........................................  13
  Executive Pay Policy....................................................  13
  Base Salary.............................................................  13
  Short-Term Incentive and Stock Options..................................  13
  Performance Graph.......................................................  14
  Comparison of Cumulative Shareholder Return.............................  14
CERTAIN TRANSACTIONS......................................................  14
  DC Planning Relationships...............................................  14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................  14
ANNUAL REPORT.............................................................  15

                     Scottish Annuity & Life Holdings, Ltd.
                        Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                              Cayman Islands, BWI

                                PROXY STATEMENT
                                      For
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On June 7, 2000

                         GENERAL QUESTIONS AND ANSWERS

Q: When is the Proxy Statement being mailed?

A: This Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the
   "Company" or "our") will first be mailed on or about May 16, 2000 to shareholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders.

Q: When is the Annual Meeting and where will it be held?

A: The Annual Meeting will be held on Wednesday, June 7, 2000 at 11:00 a.m.
   Cayman Islands time at the Hyatt Regency Grand Cayman, 51 Brittania Drive, West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies.

Q: Who may attend the Annual Meeting?

A: All shareholders (or their proxies) of the Company may attend the Annual
   Meeting. A Shareholder entitled to attend and vote at the above meeting is entitled to appoint one or more proxies to attend and vote in the Shareholders stead. A proxy need not be a Shareholder of the Company.

Q: Who is entitled to vote?

A: Shareholders (or their proxies) as of the close of business on April 7, 2000
   (the "Record Date") are entitled to vote at the Annual Meeting. Each Ordinary Share is entitled to one vote subject to certain adjustments which may be made under the Company's Memorandum of Association.

  In certain circumstances, the Company's Memorandum of Association provide for the reduction of a shareholder's voting rights to ensure that no shareholder may have more than 10 percent of the voting rights outstanding.

Q: On what am I voting?

A: You will be voting on:

  (i) The election of two members to the Board for terms expiring in 2003;

  (ii) The ratification of the appointment of Ernst & Young as the independent auditors of the Company for 2000; and

  (iii) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q: How do I vote?

A: You may vote by either attending the Annual Meeting or by appointing a proxy or corporate representative by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual Meeting, you may revoke your Proxy by voting in person.

   All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted:

  [_]""FOR'' the election of each of the persons identified in "Proposal for Election of Directors" as nominees for election as directors of the Company for terms expiring in 2003;

  [_]""FOR'' the ratification of Ernst & Young as the independent auditors of the Company for 2000; and

  [_]At the discretion of the Proxy holders with regard to any other matter that may properly come before the Annual Meeting.

  Where a shareholder has properly specified how a Proxy is to be voted, it will be voted by the proxy accordingly. The Proxy may be revoked at any time by (i) providing written notice of revocation to Harris Trust and Savings Bank, 1601 Elm Street, Suite 2320, Dallas, Texas 75201 by 5:00 p.m. (Cayman Islands time) on June 6, 2000, or (ii) attending the Annual Meeting and voting in person.

Q: What does it mean if I receive more than one proxy card?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q: Who will count the vote?

A: Representatives of Harris Trust and Savings Bank, the Company's transfer agent, will tabulate the votes and act as inspectors of election.

Q: What constitutes a quorum?

A: As of the Record Date, 16,046,740 Ordinary Shares of the Company were issued and outstanding. 50% or more of the issued and outstanding shares, present or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will not be counted in the votes for each of the proposals.

Q: What is the required vote for election of each director?

A: The required vote for election of each director is a majority of the votes of the Ordinary Shares voting in person or by Proxy at the Annual Meeting.

Q: What is the required vote for ratification of the independent auditor?

A: The required vote for the ratification of the independent auditor is a majority of the votes of the Ordinary Shares voting in person or by Proxy at the Annual Meeting.

Q: Who are the Company's independent auditors?

A: The Board has selected Ernst & Young as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young, who were also the Company's independent auditors for the 1998 fiscal year and 1999 fiscal year, will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.

Q: Are there other matters to be acted upon at the Annual Meeting?

A: We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by Proxies will be voted in accordance with the judgment of the Proxy holders.

Q: How much did this proxy solicitation cost?

A: Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of $4,250, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Ordinary Shares. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q: When are the shareholder proposals for the 2001 Annual Meeting due?

A: In order to be considered for inclusion in the proxy statement for the 2001
   Annual Meeting of Shareholders, shareholder proposals must be in writing and received by January 17, 2001, by Scottish Annuity & Life Holdings, Ltd., Grand Pavilion Commercial Centre, PO Box 10657 APO, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, BWI, Attn: Secretary.

                       PROPOSAL FOR ELECTION OF DIRECTORS

   In April, 2000, the Board accepted the resignations of Mr. David Matthews and Mr. Sam Wyly, each effective upon the 2000 Annual Meeting. The Board has determined to eliminate the seats vacated by Mr. Matthews and Mr. Wyly, effective upon the effectiveness of their resignations. The Company has retained Heidrick & Struggels to assist the Board in a search for additional qualified directors. The Board expects to expand the Board and elect at least two additional directors in the future.

   Upon the resignations described above, the Board will be comprised of six members. Thereafter, the Board will be divided into three classes, with each class consisting of two directors. Members of each class of directors generally serve for a term of three years. Directors serve until the Annual Meeting of Shareholders in the year in which their term expires or until a successor is elected and qualified.

   The terms of the Class II directors expire in 2000. One of the Class II directors, R. Duke Buchan III, has decided not to stand for reelection. The other Class II director, Michael Austin, and the person nominated to fill the seat vacated by Mr. Buchan, Mr. Scott E. Willkomm, have been nominated by the Board for election at the Annual Meeting to fill the two Class II board seats. Upon election, each will serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 2003 or until his successor is elected and qualified. In order to be elected a director, each nominee must receive a majority of the votes of the Ordinary Shares voting in person or represented by Proxy at the Annual Meeting.

   The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following sets forth information as to the nominees for election at the Annual Meeting, each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

                                                                     Year Term
            Name              Age              Position               Expires
            ----              ---              --------              ---------
Nominees for a three-year
 term ending in 2003:
  Michael Austin(1)(2)(3)....  64 Director                             2000
  Scott E. Willkomm(2).......  35
Continuing Directors:
  Michael C. French(2).......  57 Chairman of the Board of Directors   2001
  Charles J. Wyly, Jr.(2)....  66 Director                             2001
  Bill Caulfeild-
   Browne(2)(3)..............  55 Director                             2002
  Robert M. Chmely(1)(2).....  65 Director                             2002

--------
(1) Member of the Audit Committee.
(2) Member of the Investment Committee. Mr. Willkomm will become a member of the Investment Committee after his election to the Board.
(3) Member of the Option Committee.

   Mr. Michael Austin has served as a director since October, 1998. Mr. Austin retired in 1992 as the Managing Partner of the Cayman Islands office of KPMG Peat Marwick, an international accounting and consulting firm. Mr. Austin was a partner resident in the Cayman Islands office for over 20 years. Since 1992, Mr. Austin has been self-employed as a chartered accountant. Mr. Austin currently serves as a Director of the Cayman Islands Monetary Authority for a three-year term expiring on December 31, 2003.

   Mr. Scott E. Willkomm has served as President of the Company since March, 2000. Mr. Willkomm was a Managing Director of Prudential Securities Incorporated from March, 1999 to March, 2000 and a Director from

July, 1996 to February, 2000. Mr. Willkomm served as a Senior Vice President of Oppenheimer & Co., Inc. from May, 1995 to July, 1996 and a Vice President from March, 1992 to April, 1995.

   Mr. Michael C. French has served as a director and Chief Executive Officer of the Company since May, 1998, and served as President of the Company from May, 1998 to March, 2000. He was a director of Sterling Software, Inc. from July 1992 until its acquisition by another company in March, 2000 and a director of Michaels Stores, Inc., a national specialty retail chain, since 1992. Mr. French is also a consultant to the international law firm of Jones, Day, Reavis & Pogue. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995.

   Mr. Charles J. Wyly, Jr. has served as a director since October, 1998. He co-founded Sterling Software, Inc. in 1981 and, until its acquisition by another company in March 2000, served as a director and since 1984 Vice Chairman of Sterling Software. Mr. Wyly currently serves as Vice Chairman of Michaels Stores, Inc. Mr. Wyly served as a director of Sterling Commerce, Inc. from December, 1995 until its acquisition by another company in March 2000. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company, which became one of the first computer utility networks and one of the first software products companies. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989.

   Mr. Bill Caulfeild-Browne has served as a director since June, 1999. Mr. Caulfeild-Browne was the Chief Operating Officer for Swiss Re Life and Health North America from 1996 to 1998. He was Chief Operating Officer of The Mercantile and General Reinsurance Company, U.S., from 1990 to 1996, Senior Vice President from 1986 to 1990 and Vice President, Marketing from 1981 to 1986.

   Mr. Robert M. Chmely has served as a director since October, 1998. Mr. Chmely has been a consultant since the beginning of 1997 when he retired from The Prudential Insurance Company of America, where from January 1988 to his retirement he served as Senior Vice President. From December 1995 to November 1997, Mr. Chmely was President of Prudential Asset Management Group, the corporate pension business of The Prudential Insurance Company of America, and from December 1994 to December 1995, he was Chief Financial Officer of Prudential Asset Management Group. From December 1990 to December 1994, Mr. Chmely served as Senior Managing Director of Portfolio Management at The Prudential Insurance Company of America. He is a Fellow of the Society of Actuaries and a Chartered Financial Analyst.

                         BOARD MEETINGS AND COMMITTEES

   The Board met five times during fiscal year 1999. The individual Board committees did not hold any meetings during fiscal year 1999, except for the Audit Committee, which met three times.

   Our Board had two standing committees in fiscal year 1999. The Company does not have a standing nominating committee or compensation committee.

  --The Audit Committee (i) recommends to the Board annually, and at other appropriate times, the firm of certified public accountants to be retained as our independent accountants and, in connection therewith, reviews the professional services to be provided by the independent accountants and the proposed fees therefor, and the independence of such firm from our management, considering, among other things, non-auditing services to be provided by the independent accountants; (ii) reviews with the independent accountants their plans for and scope of their annual audit and other examinations; (iii) reviews with the independent accountants the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of the results of such other examinations that they may undertake; (iv) reviews with our appropriate officers and the independent accountants the annual financial statements; (v) reviews with the appropriate officers our ongoing audit activities, examinations, and the results thereof; (vi) reviews with the appropriate officers and the independent accountants the adequacy of our internal accounting controls, auditing procedures, and practices and its financial, auditing, and accounting organizations and personnel; (vii) reviews with the appropriate officers any recommendations made by the independent accountants, as well as such other matters, if any, as such persons may desire to bring to the attention of the Audit Committee; and (viii) reviews such other matters in relation to our accounting, auditing, and financial reporting practices and procedures as the Audit Committee may deem desirable in connection with the review function described above. The Audit Committee members are Michael Austin, R. Duke Buchan III, and Robert
   M. Chmely, all of whom are independent directors. The Audit Committee met three times during fiscal year 1999.

  --The Investment Committee establishes and monitors the Company's investment policy and the performance of the Company's investment managers. The committee members are all of the directors of the Company. The Investment Committee, which is comprised of the full Board, did not meet separately in 1999.

  --The Option Committee administers the Company's Second Amended and
   Restated 1998 Stock Option Plan and the 1999 Stock Option Plan. The Option Committee members are Michael Austin and Bill Caulfeild-Browne. The Option Committee was established April 6, 2000 and, thus, did not meet in 1999.

                PROPOSAL FOR APPOINTMENT OF INDEPENDENT AUDITORS

   On April 6, 2000, upon the recommendation of the Audit Committee, the Board unanimously selected, subject to ratification by the Company's shareholders, Ernst & Young to continue to serve as independent auditors for the Company for the fiscal year ending December 31, 2000. Ernst & Young has served as the Company's independent auditors since the Company's formation in May, 1998.

   Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

   The following table sets forth the beneficial ownership of our Ordinary Shares by all persons who beneficially own 5% or more of the Ordinary Shares, by each director and named executive officer, by Mr. Willkomm, who is President of the Company and has been nominated to serve as a director, and by all directors, director nominees and executive officers as a group as of April 26, 2000.

                                                            Number of Percent
Name and Address of Beneficial Owners (1)                    Shares   of Class
-----------------------------------------                   --------- --------
Michael C. French(2)(3)(4).................................   661,499    4.0%
Peter W. Presperin.........................................    15,500    *
Henryk Sulikowski(4).......................................   101,000    *
Bruce J. Crozier(4)........................................        -     *
Scott E. Willkomm(4).......................................    13,476    *
Michael Austin(4)..........................................     3,333    *
R. Duke Buchan(4)..........................................     3,333    *
Bill Caulfeild-Browne(4)...................................     3,000    *
Robert M. Chmely(4)........................................     3,333    *
David Matthews(4)(5).......................................     5,383    *
Charles J. Wyly, Jr.(4)(6).................................   515,738    3.2%
Sam Wyly(4)(7)............................................. 1,028,144    6.3%
Artisan Partners, Ltd.(8)..................................   986,900    6.2%
Maverick Capital, Ltd.(9).................................. 1,456,720    9.1%
Neuberger Berman, Inc.(10)................................. 1,345,482    8.4%
Orbis Investment Management(11)............................   805,000    5.0%
Wellington Management Co.(12)..............................   877,000    5.5%
All directors, director nominees and executive officers As
 a group (eleven persons).................................. 2,338,239   13.6%

--------
  * Less than 1%
 (1) Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies.
 (2) Includes 227,000 Ordinary Shares and 66,666 Ordinary Shares issuable upon the exercise of Class A Warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such Ordinary Shares. Includes 133,333 Ordinary Shares issuable upon the exercise of options exercisable within 60 days and 200,000 Ordinary Shares issuable upon the exercise of Class A Warrants exercisable within 60 days.
 (3) Does not include Ordinary Shares issuable upon exercise of the Class A Warrants not exercisable within 60 days.
 (4) Does not include Ordinary Shares issuable upon exercise of stock options not exercisable within 60 days.
 (5) 500 of these Ordinary Shares are beneficially owned by a family partnership, of which Mr. Matthews is the general partner. 800 of these Ordinary Shares are owned by Mr. Matthews' wife, and Mr. Matthews disclaims beneficial ownership of these shares.
 (6) 312,407 Ordinary Shares are beneficially owned by an irrevocable trust of which Charles J. Wyly, Jr. and certain family members are beneficiaries. Charles J. Wyly, Jr. disclaims beneficial ownership of such Ordinary Shares.
 (7) 632,013 Ordinary Shares are beneficially owned by an irrevocable trust of which Sam Wyly and certain family members are beneficiaries. Sam Wyly disclaims beneficial ownership of such Ordinary Shares.
 (8) Based on a Schedule 13G filed by Artisan Partners, Ltd. with the Securities and Exchange Commission on February 14, 2000. The address of Artisan Partners, Ltd. is 1000 North Water Street, Suite 1770, Milwaukee, WI 53202.
 (9) Based on a Schedule 13G filed by Maverick Capital, Ltd. with the Securities and Exchange Commission on February 23, 2000. The address of Maverick Capital, Ltd. is 300 Crescent Court, Suite 1850, Dallas, TX 75201.
(10) Based on a Schedule 13G filed by Neuberger Berman, Inc. with the Securities and Exchange Commission on February 3, 2000. The address of Neuberger Berman, Inc. is 605 Third Avenue, New York, NY 10158.
(11) Based on Schedule 13G filed by Orbis Investment Management with the Securities and Exchange Commission on January 11, 2000. The address of Orbis Investment Management is Orbis LPG Building, 34 Bermudiana Road, Hamilton HM11 Bermuda.
(12) Based on a Schedule 13G filed by Wellington Management Co. with the Securities Exchange Commission on February 11, 2000. The address of Wellington Management Co. is 75 State Street, Boston, MA 02109.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

   The following table includes certain summary information concerning the compensation awarded to, earned by or paid for services rendered in all capacities during 1998 and 1999 by our Chief Executive Officer and three other executive officers who were serving as executive officers at the end of 1999.

                                                                      Long-Term
                                                                    Compensation
                                                                       Awards
                                                                   ---------------
                                                                       Shares
Name and Principal                                  Other Annual     Underlying     All other
Position                  Year(1)  Salary   Bonus  Compensation(2) Options/SARs(3) Compensation
------------------        ------- -------- ------- --------------- --------------- ------------
Michael C. French(4)....   1999   $450,000 $40,000       $ 0           125,000       $      0
 Chief Executive Officer   1998     37,500       0         0           400,000              0
Henryk Sulikowski(5)....   1999    200,000  30,000         0           120,000        151,963(6)
 Senior Vice President     1998     91,667  75,000         0           300,000        100,286(7)
 and Chief Insurance
 Officer
Peter W. Presperin(8)...   1999    250,000       0         0           300,000(9)      37,962(10)
 Senior Vice President,
 Chief Financial Officer
 and Secretary
Bruce J. Crozier(11)....   1999     96,250  45,000         0            80,000         71,755(12)
 Vice President, Chief
 Actuary

--------
 (1) We were formed on May 12, 1998 and, therefore, had no operations prior to 1998.
 (2) Perquisites and personal benefits furnished to the named executive officers that do not meet the disclosure thresholds established under SEC regulations are not included in this column.
 (3) Grants of stock options in 1998 and 1999 vest one-third each year commencing on the first anniversary of the grant.
 (4) Mr. French became the President and Chief Executive Officer as of June 18, 1998, but his salary did not commence until December 1, 1998, immediately following completion of our initial public offering. Effective April 6, 2000, Mr. French became Chairman of the Board. Mr. French relinquished the position of President in March, 2000.
 (5) Mr. Sulikowski became Senior Vice President and the Chief Insurance Officer on July 20, 1998. Effective January 1, 2000, Mr. Sulikowski became Executive Vice President and Chief Operating Officer.
 (6) Represents payments for housing allowance in the amount of $121,500, payments to our retirement plan in the amount of $23,375, payments for health insurance in the amount of $5,179, and payments for air transportation to and from the United States in the amount of $1,909.
 (7) Represents expenses related to Mr. Sulikowski's relocation to the Cayman Islands in the amount of $33,859, payments for a housing allowance in the amount of $49,500, payments to our retirement plan in the amount of $9,167, payments for health insurance in the amount of $510, and payments for air transportation to and from the United States in the amount of $7,250.
 (8) Mr. Presperin became the Senior Vice President, Chief Financial Officer and Secretary on February 2, 1999. Mr. Presperin resigned as of January 3, 2000.
 (9) The 300,000 options terminated 60 days following Mr. Presperin's resignation.
(10) Represents payments to our retirement plan in the amount of $33,800 and payments for health insurance in the amount of $4,162.
(11) Mr. Crozier became Vice President, Chief Actuary on June 1, 1999 and became Senior Vice President, Chief Financial Officer and Secretary on January 3, 2000.
(12) Represents expenses related to Mr. Crozier's relocation to the Cayman Islands in the amount of $37,229, payments for a housing allowance in the amount of $21,000, payments to our retirement plan in the amount of $10,525, and payments for health insurance in the amount of $3,001.

Options Granted During Fiscal Year 1999

   The following table provides information related to options granted to the Named Executive Officers during fiscal year 1999.

                                                                             Potential
                                                                            Realizable
                                       Individual Grants                 Value at Assumed
                         ----------------------------------------------   Annual Rate of
                                         Percent of                       Ordinary Share
                            Number of      Total    Exercise            Price Appreciation
                         Ordinary Shares  Options    Price              for Option Term(2)
                           Underlying    Granted to   Per    Expiration -------------------
  Name                   Options Granted Employees   Share      Date       5%       10%
  ----                   --------------- ---------- -------- ---------- -------- ----------
Michael C. French.......     125,000       10.86     8.0625   12/22/09  $633,808 $1,606,194
Henryk Sulikowski.......     120,000       10.43     8.0625   12/22/09   608,456  1,541,946
Peter W. Presperin(3)...     300,000(3)    26.06    15.0000   02/02/09   875,352  4,059,350
Bruce J. Crozier........      50,000        4.34    15.0000   06/01/09    44,086    514,449
                              30,000        2.61     8.0625   12/22/09   152,114    385,486

--------
(1) The stock options are exercisable in three equal installments commencing the first anniversary of their issuance.
(2) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the Ordinary Shares over the terms of the options. These amounts do not take into account provisions of certain options providing for termination of the options following termination of employment or vesting over periods of up to three years. The use of the assumed 5% and 10% returns is established by the Commission and is not intended by the Company to forecast possible future appreciation of the price of the Ordinary Shares.
(3) Mr. Presperin resigned, effective January 3, 2000. The 300,000 options terminated 60 days following Mr. Presperin's resignation.

Options Exercised During Fiscal Year 1999 and Fiscal Year-End Option Values

   The following table provides information, for each of the named executive officers, regarding the exercise of options during 1999 and unexercised options held as of December 31, 1999.

                                                  Number of Shares
                                               Underlying Unexercised   Value of Unexercised In-the-
                                                   Options/SARs at          Money Options/SARs at
                           Shares                 December 31, 1999           December 31, 1999
                          Acquired    Value   ------------------------- -----------------------------
  Name                   On Exercise Realized Exercisable Unexercisable  Exercisable   Unexercisable
  ----                   ----------- -------- ----------- ------------- -----------------------------
Michael C. French.......       0         0      133,333      391,667              0              0
Henryk Sulikowski.......       0         0      100,000      320,000              0              0
Peter W. Presperin......       0         0            0      300,000(1)           0              0
Bruce J. Crozier........       0         0            0       80,000              0              0

--------
(1) Mr. Presperin resigned, effective January 3, 2000. The 300,000 options terminated 60 days following Mr. Presperin's resignation.

Compensation of Directors

   Directors who are also our employees are not paid any fees or additional compensation for services as members of our Board of Directors or any committee thereof. Non-employee Directors receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. On September 27, 1999, each non-employee Director was granted an option to purchase 2,000 Ordinary Shares pursuant to our Second Amended and Restated 1998 Stock Option Plan with an exercise price per share equal to the initial public offering price of $15.00. On June 17, 1999, upon becoming a non-employee Director, Mr. Caulfeild-Browne was granted an option to purchase 10,000 Ordinary Shares pursuant to our Second Amended and Restated 1998 Stock Option Plan with an exercise price per share equal to the initial public offering price of $15.00. Subject to certain conditions, each non-employee Director will be granted an option to purchase 2,000 Ordinary Shares at each successive annual general meeting after December 31, 1999 with an exercise price equal to the fair market value of the Ordinary Shares at the date of grant.

Employment and Change of Control Agreements

   Michael C. French. Under his employment agreement, Mr. French has agreed to serve as Chief Executive Officer and President for an initial term ending on June 18, 2001 to be automatically extended on June 18, 2001 and each anniversary thereafter for an additional year, subject to 90 days advance notice before June 18, 2001 or any subsequent anniversary by either us or Mr. French of an intention not to renew. Mr. French resigned as President in March, 2000. Mr. French receives an annual salary of $500,000 and is eligible to participate in all of our employee benefit programs and to receive an annual performance-based bonus in an amount to be determined by our Board of Directors. Mr. French is entitled to a gross-up of certain excise taxes and to the payment or reimbursement of any legal fees or related expenses incurred by Mr. French with respect to the interpretation, enforcement or defense of his rights under his employment agreement. Upon execution of the employment agreement, Mr. French received stock options exercisable for 400,000 Ordinary Shares.

   Peter W. Presperin. Under his employment agreement, Mr. Presperin agreed to serve as Senior Vice President--Chief Financial Officer and Secretary for an initial term commencing on February 2, 1999 and ending on February 2, 2002, to be automatically extended on February 2, 2002 and each anniversary thereafter for an additional year, subject to 90 days advance notice before February 2, 2002 or any subsequent anniversary by us or Mr. Presperin of an intention not to renew. Mr. Presperin resigned, effective January 3, 2000. Mr. Presperin received an annual salary of $250,000 and was eligible to participate in all of our employee benefit programs. Mr. Presperin received a one-time bonus of 8,000 Ordinary Shares of the Company valued at a per share price of $11, which was the market price of the Company's Ordinary Shares at the time Mr. Presperin agreed to join the Company. During his employment, Mr. Presperin was eligible to participate in all of our employee benefit programs, and we funded a retirement account for Mr. Presperin in 1999 in the amount of $33,800. We must pay or reimburse any legal fees or related expenses incurred by Mr. Presperin with respect to the interpretation, enforcement or defense of his rights under his employment agreement. Upon execution of the employment agreement, Mr. Presperin received stock options exercisable for 300,000 Ordinary Shares, which terminated 60 days following Mr. Presperin's resignation.

   Henryk Sulikowski. Under his employment agreement, Mr. Sulikowski agreed to serve as Senior Vice President and Chief Insurance Officer for an initial term ending on July 20, 2001, to be automatically extended for an additional year, at the expiration of the initial term and each anniversary thereafter, subject to 90 days advance notice before such expiration or anniversary by either us or Mr. Sulikowski of an intention not to renew. On January 1, 2000, Mr. Sulikowski was elected Executive Vice President and Chief Operating Officer. Mr. Sulikowski receives an annual salary of $300,000 and is eligible to participate in all of our employee benefit programs. Mr. Sulikowski is eligible to receive an annual performance-based bonus in an amount to be determined by our Board of Directors and receives a monthly housing and travel allowance of $11,250. In addition, during the term of Mr. Sulikowski's employment, Mr. Sulikowski is eligible to participate in all of our employee benefit programs, and we must fund a retirement account for Mr. Sulikowski in an amount not less than 10% of Mr. Sulikowski's annual salary plus housing allowance for each year during the term of his employment. We must also pay or reimburse Mr. Sulikowski for any legal fees or related expenses incurred by Mr. Sulikowski with respect to the interpretation, enforcement or defense of his rights under his employment agreement. Upon execution of the employment agreement, Mr. Sulikowski received stock options exercisable for 300,000 Ordinary Shares.

   Bruce J. Crozier. Mr. Crozier agreed to serve as Vice President and Chief Actuary beginning June 1, 1999. Mr. Crozier receives an annual salary of $181,500 and is eligible to participate in all of our employee benefit programs. Mr. Crozier is eligible to receive an annual performance-based bonus in an amount to be determined by our Board of Directors and receives a monthly housing allowance of $4,000. In addition, during the term of Mr. Crozier's employment, Mr. Crozier is eligible to participate in all of our employee benefit programs, and we must fund a retirement account for Mr. Crozier in an amount not less than 10% of Mr. Crozier's annual salary plus housing allowance for each year during the term of his employment. Mr. Crozier received stock options exercisable for 80,000 Ordinary Shares. Effective January 3, 2000 Mr. Crozier was appointed Senior Vice President, Chief Financial Officer, and Secretary.

   Each of Mr. French's and Mr. Sulikowski's employment agreements provide that the executive will maintain in confidence all confidential matters and that each will not:

  . during their employment or, if they receive severance compensation upon termination of their employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with us; or

  . during his employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee to leave us.

   In addition, pursuant to each executive's employment agreement, each is entitled to severance compensation in the event of:

  . termination by us of his employment in any case other than death, disability or cause;

  . termination by the executive of his employment upon our failure to keep the executive in his office or position (or a substantially equivalent office or position);

  . an adverse change affecting the authorities, powers, functions, responsibilities or duties attaching to his position with us;

  .  a reduction in his compensation;

  . the failure of any of our successors to assume our duties and obligations under the executive's employment agreement;

  . a relocation of the principal location of the executive's work in excess of 25 miles of its original location (or for Mr. Sulikowski, to any location other than the Cayman Islands);

  . a change in control of the Company (provided the executive terminates his employment within one year of such change in control);

  . an unremedied breach of the executive's employment agreement by us or any successor; or

  . if we notify the executive of our intent not to renew the executive's employment agreement at the expiration of its initial term or any anniversary thereafter.

   The severance compensation that Mr. French will be entitled to upon any termination referred to above includes a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination. The severance compensation that Mr. Sulikowski will be entitled to upon any such termination includes a lump sum payment equal to the sum of

  . the greater of any amounts of his respective annual base salary relating to the first three years of the term of his employment not paid prior to the termination of their employment;

  . his respective annual base salary at the highest rate in effect for any year prior to the termination;

  . the annual incentive compensation at the highest rate in effect for any year prior to the termination; and

  . the transportation expenses for his and his immediate family's relocation to the United States.

Compensation Committee Interlocks and Insider Participation

   Our Board of Directors does not have a compensation committee. Instead, compensation is determined by the full Board of Directors. Mr. Michael C. French is a director and is our Chairman of the Board of Directors and Chief Executive Officer. No other directors are officers.

   Mr. French is an executive officer and director of our Company and a director and executive officer of The Scottish Annuity Company (Cayman) Ltd. ("Scottish Annuity") (now a wholly owned subsidiary). Mr. French participated in decisions related to compensation of executive officers of our Company and Scottish Annuity. Effective October 1, 1998, we entered into an agreement with Scottish Annuity for us to provide Scottish Annuity with a variety of insurance administration, accounting and other services. In 1999, Scottish Annuity paid us $992,528 for these services.

   Under separate agreements and as partial consideration for entering into the agreement described above, we subleased to Scottish Annuity a portion of our leased space in the Cayman Islands.

   In addition, effective December 31, 1999, we acquired all of the outstanding equity securities of Scottish Annuity from Scottish Holdings, Ltd. ("SHL") for a total purchase price of $11,601,464. Michael C. French, who is our Chairman of the Board and Chief Executive Officer is an officer and a director of Scottish Annuity and beneficially owns 38% of SHL. Mr. Sam Wyly and Mr. Charles
J. Wyly, Jr., both directors of our Company, beneficially own 38% and 19% of SHL, respectively. Mr. French, Mr. Sam Wyly, and Mr. Charles J. Wyly, disclaim beneficial ownership of SHL.

   Mr. French is also a director of Michaels Stores, Inc. and, during 1999, was a director of Sterling Software, Inc. Each of Sam Wyly and Charles J. Wyly, Jr., each a director of our company during 1999, is also an executive officer of Michaels Stores and, during 1999, of Sterling Software. Sam Wyly and Charles
J. Wyly, Jr. participated in compensation decisions related to executive officers of our company during 1999. Mr. French does not participate in compensation decisions related to executive officers of Michaels Stores and Sterling Software.

                        REPORT ON EXECUTIVE COMPENSATION

   The Board of Directors has responsibility for our executive compensation practices and policies. Of the eight directors on the Board in 1999, seven were outside directors who were not officers or employees.

Executive Pay Policy

   Our compensation is intended to attract, retain and motivate the key people necessary to lead us to achieve our strategic objective of increased stockholder value over the long term, reflecting our belief that executive compensation should seek to align the interests of our executives with those of our stockholders. The program utilizes four components: base salary, bonuses, short-term incentives and long-term compensation in the form of stock options.

   In establishing base salaries, we have adopted a strategy of setting executive salaries at or above market to retain and attract key executives, while providing incentive compensation pay opportunities, based on performance achievement. We set the salary ranges in this manner to ensure that our base salary practices do not put us at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure.

   We believe that our current program of a base salary and long- and short-term performance-based compensation which can be earned by our executive officers will increase long-term stockholder value.

Base Salary and Bonuses

   The Board of Directors has reviewed and adjusted the salaries of its named executive officers for 2000. Mr. French's, Sulikowski's and Crozier's current annual base salary is $500,000, $300,000, and $181,500, respectively. In January 2000, the Company paid Mr. French, Sulikowski and Crozier a bonus in the amount of $40,000, $30,000, and $45,000, respectively, in recognition of the performance and contribution of each to our business in 1999.

Short-Term Incentive and Stock Options

   Under their respective employment contracts, each executive is eligible to receive a cash bonus at the sole discretion of the Board of Directors. Additionally, the Second Amended and Restated 1998 Stock Option Plan and the 1999 Stock Option Plan are administered by the Option Committee of the Board of Directors and are designed to provide incentive compensation to our directors, executive officers, and other key employees, consultants and advisors.

   The Board of Directors

Michael C. French, Chairman of the Board  David Matthews
Michael Austin                            Bill Caulfeild-Browne
R. Duke Buchan III                        Charles J. Wyly, Jr.
Robert M. Chmely                          Sam Wyly

Performance Graph

   The following graph compares the cumulative stockholder return on our Ordinary Shares with the Nasdaq Composite Index and the Nasdaq Insurance Index. The comparison assumes $100 was invested as of November 24, 1998 (the date our Ordinary Shares began trading on a "when issued" basis) and the reinvestment of all dividends.

Comparison of Cumulative Shareholder Return

                                    [GRAPH]

                                     Nov. 24, 1998 Dec. 31, 1998 Dec. 31, 1999
                                     ------------- ------------- -------------
Scottish Annuity & Life Holdings,
 Ltd................................     $100         $ 91.67       $ 55.46
Nasdaq Composite Index..............     $100         $112.01       $202.36
Nasdaq Insurance Index..............     $100         $100.11       $ 77.73

                              CERTAIN TRANSACTIONS

DC Planning Relationships

   On August 13, 1998, we entered into a consulting services agreement with DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the terms of this agreement, DC Planning provided to us certain consulting services, including the development and implementation of our business plan. DC Planning was entitled to be paid $180,000 a year for a term of three years under the agreement. In 1999, we paid D.C. Planning $147,207 under the agreement. Howard Shapiro, who was on our Board of Directors, was the managing partner of DC Planning. On September 9, 1999, we terminated our agreement with D.C. Planning.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal year 1999, or written representations from certain reporting persons, the Company believes that its officers and directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements, except that one report filed by Mr. William Caulfeild-Browne relating to the purchase of 1,000 Ordinary Shares was filed 4 months late.

                                 ANNUAL REPORT

   The Annual Report to Shareholders of the Company, including financial statements for the fiscal years ended December 31, 1998 and December 31, 1999, accompanies this proxy statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                          By Order of the Board of Directors

                                          Bruce Crozier
                                          Secretary

Cayman Islands, BWI
May 1, 2000

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the "Company") relating to the 2000 Annual Meeting of Shareholders (the "Annual Meeting") and hereby constitute(s) and appoint(s) Michael C. French and Bruce J. Crozier, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all Ordinary Shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting to be held on Wednesday, June 7, 2000, commencing at 11:00 a.m. Cayman Islands time, at the Hyatt Regency Grand Cayman, 51 Brittania Drive, West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

This proxy is being solicited on behalf of the Board of Directors of Scottish Annuity & Life Holdings, Ltd. Unless otherwise specified below or on the reverse side, this proxy will be voted FOR the nominees of the Board of Directors listed below and FOR the ratification of Ernst & Young as Scottish Annuity & Life Holdings, Ltd.'s independent auditors. Discretionary authority is hereby conferred as to all other matters that may come before the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF THREE DIRECTORS to serve until Scottish Annuity & Life Holdings, Ltd.'s 2003 Annual Meeting of Shareholders. The nominees are Michael Austin and Scott E. Willkomm.

2.  RATIFICATION OF THE APPOINTMENT of Ernst & Young as independent auditors.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.

  Please date and sign on reverse side and return in the enclosed postage-paid envelope.



                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the Director nominees and FOR Proposal 2.

1. Election of Directors (See reverse).
                              [_] FOR [_] WITHHELD
--------------------------------------------------------------------------------
For each of the two nominees except as written in above.

2. Ratification of Ernst & Young as independent auditors.
                        [_] FOR [_] AGAINST [_] ABSTAIN


                                         [_]MARK HERE FOR ADDRESS
                                         CHANGE AND NOTE AT LEFT

                                         IMPORTANT: Whether or not you
                                         expect to attend the meeting
                                         in person, please date, sign
                                         and return this proxy. Please
                                         sign exactly as your name ap-
                                         pears hereon. Joint owners
                                         should each sign. When sign-
                                         ing as attorney, executor,
                                         administrator, trustee or
                                         guardian, please give full
                                         title as such.
                                                     Date: ___________
                                         Signature ____________________
                                                     Date: ___________
                                         Signature ____________________

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.